                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
             the Securities Exchange Act of 1934 (Amendment No.   )

    Filed by the Registrant [X]
    Filed by a Party other than the Registrant [ ]
    Check the appropriate box:
    [ ]  Preliminary Proxy Statement
    [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    [X]  Definitive Proxy Statement
    [ ]  Definitive Additional Materials
    [ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                          PROTECTIVE LIFE CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                          PROTECTIVE LIFE CORPORATION
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3)
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
     and 0-11

     1) Title of each class of securities to which transaction applies:


        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:


        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:


        ------------------------------------------------------------------------
     5) Total fee paid:


        ------------------------------------------------------------------------
[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:


        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:


        ------------------------------------------------------------------------
     3) Filing Party:


        ------------------------------------------------------------------------
     4) Date Filed:


        ------------------------------------------------------------------------

PROTECTIVE LIFE CORPORATION                                    PROTECTIVE [LOGO]
Post Office Box 2606
Birmingham, Alabama 35202
205-879-9230





                         March 24, 1995







To the Stockholders of Protective Life Corporation:

You are invited to attend the 1995 Annual Meeting of Stockholders of Protective Life Corporation, which will be held at the principal office of the Company, 2801 Highway 280 South, Birmingham, Alabama, on Monday, May 1, 1995 at
10:00 a.m., CDT. Formal notice of the Annual Meeting, a Proxy Statement, and a form of proxy accompany this letter.

Also enclosed is the Company's 1994 Annual Report to Stockholders.

At the Annual Meeting, stockholders will elect directors for the forthcoming year. Please carefully consider the enclosed Proxy Statement and execute and return your proxy so that the Company may be assured of the presence of a quorum at the Annual Meeting. A postage prepaid envelope is enclosed for your convenience in replying. The prompt return of your proxy will be of great assistance in reducing the expense of subsequent mailings. If you attend the Annual Meeting, and so elect, you may withdraw your proxy and vote in person.



                         Sincerely yours,


                         /s/ Drayton Nabers, Jr.
                         --------------------------------
                         Drayton Nabers, Jr.
                         Chairman of the Board, President
                         and Chief Executive Officer

                                TABLE OF CONTENTS

                                                                            PAGE

 Letter from the Chairman of the Board, President and
  Chief Executive Officer. . . . . . . . . . . . . . . . . . . . . . . . . .   1

 Notice of 1995 Annual Meeting of Stockholders . . . . . . . . . . . . . . .   2

 Proxy Statement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3

 General Information . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3

  Voting Securities and Record Date. . . . . . . . . . . . . . . . . . . . .   4

  Principal Stockholders . . . . . . . . . . . . . . . . . . . . . . . . . .   5

*Election of Directors . . . . . . . . . . . . . . . . . . . . . . . . . . .   8

  Election of Directors and Information about Nominees . . . . . . . . . . .   8

  Vote Required  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

  Certain Information Concerning the Board of Directors and Its Committees .  11

  Director's Fees. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

  Compensation Committee Interlocks and Insider Participation. . . . . . . .  12

 Executive Compensation. . . . . . . . . . . . . . . . . . . . . . . . . . .  14

 Performance Share Plan. . . . . . . . . . . . . . . . . . . . . . . . . . .  14

 Pension Plan. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

 Severance Compensation Agreements . . . . . . . . . . . . . . . . . . . . .  16

 Compensation and Management Succession Committee's Report on
  Executive Compensation . . . . . . . . . . . . . . . . . . . . . . . . . .  16

  Salary . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

  Annual Incentive Plan. . . . . . . . . . . . . . . . . . . . . . . . . . .  17

  Performance Share Plan . . . . . . . . . . . . . . . . . . . . . . . . . .  18

  $1 Million Limit on Executive Compensation . . . . . . . . . . . . . . . .  19

 Performance Comparison. . . . . . . . . . . . . . . . . . . . . . . . . . .  20

 Certain Transactions. . . . . . . . . . . . . . . . . . . . . . . . . . . .  22

 Other Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23

  Independent Public Accountants . . . . . . . . . . . . . . . . . . . . . .  23

  Annual Reports Available . . . . . . . . . . . . . . . . . . . . . . . . .  23

  Stockholder Proposals. . . . . . . . . . . . . . . . . . . . . . . . . . .  23

* To be voted on at the Annual Meeting of Stockholders

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 1, 1995







TO THE STOCKHOLDERS OF PROTECTIVE LIFE CORPORATION:




    Notice is hereby given that the Annual Meeting of Stockholders of Protective Life Corporation will be held at the principal office of the Company, 2801 Highway 280 South, Birmingham, Alabama, on Monday, May 1, 1995 at 10:00 a.m., CDT, for the purpose of considering and acting upon the following:

    (a)  the election of 12 directors to serve for the ensuing year and

    (b) the transaction of such other business as may properly come before the Annual Meeting or any adjournment thereof.

    The close of business on Friday, March 10, 1995 has been fixed by the Board of Directors as the record date for determination of stockholders of the Company entitled to notice of and to vote at the Annual Meeting of Stockholders. The stock transfer books of the Company will not be closed.

    The Annual Meeting may be adjourned from time to time without notice other than announcement at the meeting, or any adjournment thereof, and any business for which notice is hereby given may be transacted at any such adjournment.



                         BY ORDER OF THE BOARD OF DIRECTORS



                         /s/ John K. Wright
                         ----------------------------------
                         JOHN K. WRIGHT, SECRETARY
March 24, 1995

                           PROTECTIVE LIFE CORPORATION
                                 P. O. BOX 2606
                           BIRMINGHAM, ALABAMA  35202

                      PROXY STATEMENT DATED MARCH 24, 1995
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD ON MAY 1, 1995

                               GENERAL INFORMATION

    This Proxy Statement is furnished to the stockholders of Protective Life Corporation, a Delaware corporation ("Company"), in connection with the solicitation of proxies on behalf of Management to be used in voting at the Annual Meeting of Stockholders ("Annual Meeting") to be held Monday, May 1, 1995. If the enclosed form of proxy is properly executed and received by the Company before or at the Annual Meeting, shares represented thereby will be voted as specified thereon. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED FOR THE ELECTION OF THE NOMINEES AS DIRECTORS.

    The enclosed form of proxy provides a method for stockholders to withhold authority or abstain from voting. If a stockholder makes such a direction, his shares will not be voted either for or against a proposal but would be counted for the purposes of determining that a quorum of the stockholders would be present at the meeting. While there may be instances in which a stockholder may consider abstaining, the Board of Directors encourages all stockholders to vote their shares in their best judgment and to participate in the voting process to the fullest extent possible.

    A stockholder may revoke his proxy at any time before such proxy is voted by giving a proxy bearing a later date or written notice of such revocation (in either case delivered to the Secretary of the Company at its principal office prior to the time of taking the vote) or by voting in person at the Annual Meeting. Attendance at the Annual Meeting will not in and of itself constitute the revocation of a proxy.

    A quorum of stockholders (stockholders owning a majority of the outstanding shares of the Company entitled to vote) must be present, in person or by proxy, to conduct business at the Annual Meeting of Stockholders, and a majority vote of those shares issued and outstanding is required to vote "for" a proposal in order for such proposal to be adopted. Both abstentions and broker non-votes are included in determining the number of stockholders present for quorum purposes. Broker non-votes exist where a broker proxy indicates that the broker is not authorized to vote on some proposals. As required by Delaware law, abstentions (but not broker non-votes) are counted in calculating the number of shares voting on a particular proposal. In counting votes on a particular proposal, only those votes clearly indicated as voting "for" a proposal are counted as such. Abstentions are recorded and counted separately and have the effect of votes against the proposal being voted upon.

    As votes are received they are compared with the list of stockholders as of March 10, 1995 to ensure that the stockholders are entitled to vote and are voting their authorized number of shares. Votes for each proposal are tallied by the Internal Audit Department of the Company.

All proxies, work papers, and summaries of results are then reviewed by an independent panel of proxy judges.

    The Company will bear all costs in connection with this solicitation. In addition to the use of the mails, proxies may be solicited, in person or by telephone, by officers or employees of the Company or its subsidiaries, who will not be separately compensated therefor. Brokerage houses, nominees, fiduciaries, and other custodians have been requested to forward soliciting material to the beneficial owners of Company Common Stock held of record by them and will be reimbursed for their reasonable expenses in connection with such mailing or other communication with the beneficial owners.

    The Management of the Company does not know of any matters that may be brought before the Annual Meeting other than the matters described in the accompanying Notice of Annual Meeting. If any other matters should properly be brought before the Annual Meeting or any adjournment thereof, THE ENCLOSED PROXY WILL BE VOTED IN ACCORDANCE WITH THE JUDGMENT OF THE PERSON OR PERSONS VOTING IT, UNLESS "AUTHORIZATION WITHHELD" IS INDICATED IN THE APPROPRIATE BOX OF THE PROXY.

THIS SOLICITATION IS MADE BY MANAGEMENT OF THE COMPANY.

VOTING SECURITIES AND RECORD DATE

    Shares of common stock ("Common Stock"), $0.50 par value per share, are the only voting securities of the Company and each share is entitled to one vote. Only holders of record of Common Stock at the close of business on March 10, 1995 will be entitled to vote at the Annual Meeting. As of that date, there were 15,668,231 shares of Common Stock of the Company issued, of which 1,945,007 shares were held as treasury shares, leaving 13,723,224 shares issued, outstanding and entitled to vote at the Annual Meeting.

PRINCIPAL STOCKHOLDERS

    The following table sets forth information concerning beneficial ownership of the Company's Common Stock as of March 10, 1995 with respect to (i) persons the Company believes to be the beneficial owners of 5% or more of the Company's Common Stock, (ii) each current director and named executive officer, and (iii) all directors and executive officers of the Company, as a group:


                                     AMOUNT AND NATURE
                                  OF BENEFICIAL OWNERSHIP(1)       PERCENT
     NAME OF                     -------------------------              OF
BENEFICIAL OWNER              SOLE POWER        SHARED POWER(2)      CLASS(1)
----------------              ----------         ------------        -----
William J. Rushton III        339,136(3)            5,547(4)           2.5%
John W. Woods                   3,008                  -0-              *
Crawford T. Johnson III        29,000               2,250               *
William J. Cabaniss, Jr.       48,072              38,488               *
H. G. Pattillo                  4,000              10,000               *
Drayton Nabers, Jr.            37,332(5)            5,127               *
Edward L. Addison               3,408                  -0-              *
John J. McMahon, Jr.            5,523(6)            9,000               *
A. W. Dahlberg                  1,136                  -0-              *
John W. Rouse, Jr.              1,236                  -0-              *
Robert T. David                 1,929                  -0-              *
Ronald L. Kuehn, Jr.              888                  -0-              *
Herbert A. Sklenar                329                 683               *
Ormond L. Bentley              13,556(7)               -0-              *
R. Stephen Briggs              21,724(8)               -0-              *
John D. Johns                   2,448(9)              400               *
A. S. Williams III             20,649(10)              -0-              *
All current directors
 and executive officers as
 a group (23 individuals)     572,108(11)(12)      72,945              4.7%
AmSouth Bank of Alabama in
 various fiduciary
 capacities(13)                   -0-           1,732,679(13)         12.6%(13)
Nicholas Company, Inc.(14)  1,367,610(14)              -0-            10.0%(14)
Firstar Corporation (15)    1,005,475              59,650(15)          7.8%(15)

-------------------------------
*less than one percent

(1) The number of shares reflected are shares which under applicable regulations of the Securities and Exchange Commission are deemed to be beneficially owned. Shares deemed to be beneficially owned, under such regulations, include shares as to which, directly or indirectly, through any contract, relationship, arrangement, undertaking or otherwise, either voting power or investment power is held or shared. The total number of shares beneficially owned is subdivided, where applicable, into two categories: shares as to which voting/investment power is held solely and shares as to which voting/investment power is shared. Unless otherwise indicated in the following notes, if a beneficial owner has sole power, he has sole voting and investment power, and if a beneficial owner has shared power, he has shared voting and investment power. The percentage calculation is based on the aggregate number of shares beneficially owned.

(2) This column may include shares held in the name of a spouse, minor children, or certain other relatives sharing the same home as the director or officer, or held by the director or officer, or the spouse of the director or officer, as a trustee or as a custodian for children, as to all of which beneficial ownership is disclaimed by the respective directors and officers except as otherwise noted below.

(3) Includes 15,125 shares held in the Company's 401(k) and Stock Ownership Plan for which Mr. Rushton has sole voting power.

                                        5

(4)    Shares owned by the wife of Mr. Rushton.

(5) Includes 2,769 shares held in the Company's 401(k) and Stock Ownership Plan for which Mr. Nabers has sole voting power. Also, includes 10,052 share equivalents allocated to Mr. Nabers' deferred compensation account pursuant to the terms of the Company's Deferred Compensation Plan for Officers. Upon distribution, share equivalents will be distributed in shares of Company Common Stock. Such shares will be issued directly to Mr. Nabers who will have sole voting power over the shares at that time.

(6) Includes 951 share equivalents allocated to Mr. McMahon's deferred compensation account pursuant to the terms of the Company's Deferred Compensation Plan for Directors Who Are Not Employees of the Company. Upon distribution, share equivalents will be distributed in shares of Company Common Stock. Such shares will be issued directly to Mr. McMahon who will have sole voting power over the shares at that time.

(7) Includes 1,410 shares held in the Company's 401(k) and Stock Ownership Plan for which Mr. Bentley has sole voting power. Also, includes 4,161 share equivalents allocated to Mr. Bentley's deferred compensation account pursuant to the terms of the Company's Deferred Compensation Plan for Officers. Upon distribution, share equivalents will be distributed in shares of Company Common Stock. Such shares will be issued directly to Mr. Bentley who will have sole voting power over the shares at that time.

(8) Includes 5,698 shares held in the Company's 401(k) and Stock Ownership Plan for which Mr. Briggs has sole voting power. Also, includes 4,475 share equivalents allocated to Mr. Briggs' deferred compensation account pursuant to the terms of the Company's Deferred Compensation Plan for Officers. Upon distribution, share equivalents will be distributed in shares of Company Common Stock. Such shares will be issued directly to Mr. Briggs who will have sole voting power over the shares at that time.

(9) Includes 215 shares held in the Company's 401(k) and Stock Ownership Plan for which Mr. Johns has sole voting power. Also, includes 1,133 share equivalents allocated to Mr. Johns' deferred compensation account pursuant to the terms of the Company's Deferred Compensation Plan for Officers. Upon distribution, share equivalents will be distributed in shares of Company Common Stock. Such shares will be issued directly to Mr. Johns who will have sole voting power over the shares at that time.

(10) Includes 5,563 shares held in the Company's 401(k) and Stock Ownership Plan for which Mr. Williams has sole voting power. Also, includes 4,716 share equivalents allocated to Mr. Williams' deferred compensation account pursuant to the terms of the Company's Deferred Compensation Plan for Officers. Upon distribution, share equivalents will be distributed in shares of Company Common Stock. Such shares will be issued directly to Mr. Williams who will have sole voting power over the shares at that time.

(11)   No officer or director owns any stock of any affiliate of the Company.

(12) Included are the interests of the persons as of December 31, 1994 in 28,210 shares held in the Company's 401(k) and Stock Ownership Plan, which owned a total of 628,333 shares on such date. Each 401(k) and Stock Ownership Plan participant has sole voting power with respect to the shares held in the participant's accounts. The 396,902 shares held in the Company's 401(k) and Stock Ownership Plan Trust which have not been allocated to participants will be voted by the Trustees in accordance with the majority of the vote of all participants. Also, includes 36,225 share equivalents allocated to the deferred compensation accounts of participating directors and executive officers as a group pursuant to the Company's Deferred Compensation Plan for Directors Who Are Not Employees of the Company and the Company's Deferred Compensation Plan for Officers.

(13) AmSouth Bank of Alabama (formerly, AmSouth Bank N.A.), 1900 5th Avenue North, Birmingham, Alabama 35203, has advised the Company that the bank, in its capacity as fiduciary of various trusts and estates, may be deemed the beneficial owner, as of December 31, 1994, of 1,737,695 shares of Common Stock of the Company, for which the bank has no sole voting or investment power, but has shared voting power with respect to 1,732,679 shares and shared investment power with respect to 1,392,471 shares. AmSouth Bank of Alabama has further advised the Company that none of the separate trusts and estates of which it is fiduciary holds as much as 5% of the outstanding shares of the Company. AmSouth Bank of

                                        6

       Alabama reported its beneficial ownership as 12.67%. The table shows the percentage based on 13,723,224 shares of Common Stock outstanding on March 10, 1995.

(14) Nicholas Company, Inc., 700 North Water Street, Milwaukee, Wisconsin 53202, has advised the Company that it, in its capacity as an investment advisor, may be deemed the beneficial owner, as of December 31, 1994, of 1,367,610 shares of Common Stock of the Company. Nicholas Company, Inc. has sole investment power and no voting power with respect to 1,367,610 shares. Nicholas Company, Inc. has further advised the Company that none of its separate clients other than Nicholas Fund, Inc. holds as much as 5% of the outstanding shares of the Company. Nicholas Fund, Inc. has advised the Company that it, in its capacity as an investment company, may be deemed the beneficial owner, as of December 31, 1994, of 930,400 shares of Common Stock of the Company included within the shares reported by Nicholas Company, Inc. Nicholas Fund, Inc. has sole voting power and no investment power with respect to 930,400 shares. Nicholas Company, Inc. reported its beneficial ownership as 9.99%. The table shows the percentage based on 13,723,224 shares of Common Stock outstanding on March 10, 1995.

(15)   Firstar Corporation, 777 E. Wisconsin Avenue, Milwaukee, Wisconsin
       53202, has advised the Company that it, in its capacity as a holding company, may be deemed the beneficial owner, as of December 31, 1994, of 1,065,725 shares of Common Stock of the Company. Firstar Corporation has sole voting power with respect to 956,075 shares, sole investment power with respect to 1,005,475 shares, shared voting power with respect to 58,150 shares, and shared investment power with respect to 59,650 shares. A subsidiary of Firstar Corporation, Firstar Investment Research & Management Company, 777 E. Wisconsin Avenue, Milwaukee, Wisconsin 53202, has advised the Company that it, in its capacity as an investment advisor, may be deemed the beneficial owner, as of December 31, 1994, of 1,065,125 shares of Common Stock of the Company. Firstar Investment Research & Management Company has sole voting power with respect to 488,500 shares, sole investment power with respect to 537,900 shares, shared voting power with respect to 521,170 shares, and shared investment power with respect to 527,225 shares. Firstar Corporation reported its beneficial ownership as 7.8%, which it has advised the Company includes beneficial ownership by its subsidiary. The table shows the percentage based on 13,723,224 shares of Common Stock outstanding on March 10, 1995.

                              ELECTION OF DIRECTORS

ELECTION OF DIRECTORS AND INFORMATION ABOUT NOMINEES

      Unless "Withhold Authority" is specified in the proxy as to all or some of the nominees, the persons named in the accompanying proxy intend to vote the shares represented by such proxy, if properly dated and signed, for the election as directors of the twelve nominees listed herein, all of whom are now directors of the Company. If elected, each shall serve as a director of the Company until the 1996 Annual Meeting of Stockholders and thereafter until his successor shall have been elected and shall qualify, except as otherwise provided in the By-laws.

      Crawford T. Johnson III will retire as director at the Annual Meeting of Stockholders having reached the retirement age fixed in the Company's By-laws.

      Should one or more of such nominees become unavailable or ineligible to serve, it is intended that the shares represented by the proxy will be voted for the election of the other nominees and may be voted, unless authorization is withheld, for any substitute nominee or nominees as Management may designate. Management has no reason to believe that any nominee will be unable or unwilling to serve as a director if elected.

      The information in the following table and the notes thereto with respect to each nominee for election as director with regard to his age, principal occupation or employment for the last five years, and certain other directorships of the nominee has been furnished to the Company by the respective nominees. No nominee, other than Mr. Nabers, has any position or office with the Company or any subsidiary. The table and notes also indicate the nominees' present committee memberships.

                                                                                                                        PROTECTIVE
                                                                                                                        LIFE OR
                                                                                                                        COMPANY
                                                       PRINCIPAL OCCUPATION                                             DIRECTOR
NAME                                    AGE            AND DIRECTORSHIPS                                                SINCE
----                                    ---            --------------------                                             ----------
William J. Rushton III                  65             Chairman Emeritus of the Company and, formerly, its Chairman of the Board, its Chairman of the Board and Chief Executive
                                                       Officer, and its President; Director, Alabama Power Company,
                                                       AmSouth Bancorporation, AmSouth Bank of Alabama, and The
                                                       Southern Company. (a)(b)(e)                                        1956(h)

John W. Woods                           63             Chairman of the Board and Chief Executive Officer, AmSouth
                                                       Bancorporation (bank holding company); also Chairman of the
                                                       Board, President, and Chief Executive Officer of AmSouth Bank
                                                       of Alabama and, formerly, its Chairman of the Board and Chief
                                                       Executive Officer; Director, AmSouth Bancorporation, AmSouth
                                                       Bank of Alabama, Alabama Power Company, and McWane, Inc.
                                                       (a)(c)(e)                                                          1970

                                                                  8

                                                                                                                        PROTECTIVE
                                                                                                                          LIFE OR
                                                                                                                          COMPANY
                                                       PRINCIPAL OCCUPATION                                               DIRECTOR
NAME                                    AGE            AND DIRECTORSHIPS                                                     SINCE
----                                    ---            --------------------                                             ----------
William J. Cabaniss, Jr.                56             President of Precision Grinding, Inc. (machine grinding);
                                                       Director of Precision Grinding, Inc., AmSouth Bancorporation,
                                                       AmSouth Bank of Alabama, and Birmingham Steel Corporation.
                                                       (a)(b)(d)                                                          1974(i)

H. G. Pattillo                          68             Chairman of the Board and President, Pattillo Construction
                                                       Company, Inc. (industrial construction); Director, Eaton
                                                       Corporation, John H. Harland Company, Trust Company Bank,
                                                       SunTrust Banks, Inc., and Simpson Paper Company. (f)               1979

Drayton Nabers, Jr.                     54             Chairman of the Board, President and Chief Executive Officer
                                                       of the Company and, formerly, its President and Chief Executive
                                                       Officer and its President and Chief Operating Officer and its
                                                       Senior Vice President; Partner in law firm of Cabaniss,
                                                       Johnston, Gardner, Dumas & O'Neal (1972-1978); Director,
                                                       Energen Corporation and National Bank of Commerce of
                                                       Birmingham. (a)(b)(e)(g)                                           1982

Edward L. Addison                       65             Retired Chairman of the Board and Chief Executive Officer of
                                                       The Southern Company (electric utilities) and, formerly, its
                                                       President and Chief Executive Officer; formerly, Chairman of the Board of Southern Company Services, Inc.; formerly,
                                                       President of Gulf Power Company; Director, Phelps Dodge
                                                       Corporation  and CSX Corporation. (d)(e)                           1985

John J. McMahon, Jr.                    52             President of McWane, Inc. (pipe and valve manufacturing) and, formerly, its Vice President and Assistant Secretary; formerly,
                                                       President of McWane Financial Corporation; Partner in law firm of Cabaniss, Johnston, Gardner, Dumas & O'Neal (1974-1975);
                                                       Director, McWane, Inc., National Commerce Corporation, National
                                                       Bank of Commerce of Birmingham, and John H. Harland Company.
                                                       (a)(c)(e)                                                          1987

A. W. Dahlberg                          54             Chairman of the Board, President and Chief Executive Officer
                                                       of The Southern Company (electric utilities) and, formerly, its President; formerly, President and Chief Executive Officer,
                                                       Georgia Power Company; formerly, President and Chief Executive
                                                       Officer of Southern Company Services, Inc.; Director, The
                                                       Southern Company, Georgia Power Company, Southern Company
                                                       Services, Inc., Alabama Power Company, Southern Nuclear Operating
                                                       Company, Trust Company of Georgia, Trust Company Bank, and
                                                       Equifax, Inc. (c)(f)                                               1987

                                                                  9

                                                                                                                        PROTECTIVE
                                                                                                                          LIFE OR
                                                                                                                          COMPANY
                                                       PRINCIPAL OCCUPATION                                               DIRECTOR
NAME                                    AGE            AND DIRECTORSHIPS                                                   SINCE
----                                    ---            --------------------                                             ----------
John W. Rouse, Jr.                      57             President and Chief Executive Officer, Southern Research
                                                       Institute (scientific research); formerly, Dean of Engineering and Professor of Engineering at the College of Engineering of
                                                       the University of Texas at Arlington; Director, Alabama Power
                                                       Company. (a)(b)(d)                                                 1988

Robert T. David                         56             Garrett Professor of Business Administration, Berry College;
                                                       formerly, Vice President and Dean, School of Business, Samford
                                                       University; formerly, President and Chief Executive Officer of
                                                       Polatomic, Inc.;  Director, Stockham Valve and Fittings, Inc.,
                                                       Polatomic, Inc., and Triad Guaranty Inc. (a)(d)(f)                 1988

Ronald L. Kuehn, Jr.                    59             Chairman of the Board, President and Chief Executive Officer,
                                                       Sonat Inc. (energy and natural resources) and, formerly, its
                                                       President and Chief Executive Officer and President and Chief
                                                       Operating Officer; Director, Sonat Inc., AmSouth Bancorporation,
                                                       AmSouth Bank of Alabama, Southern Natural Gas Company, Union
                                                       Carbide Corporation, Praxair, Inc., and Sonat Offshore Drilling
                                                       Inc. (a)(b)(c)                                                     1990

Herbert A. Sklenar                      63             Chairman and Chief Executive Officer of Vulcan Materials
                                                       Company (construction materials and chemicals) and, formerly, its President and Chief Executive Officer; Director, Vulcan
                                                       Materials Company, AmSouth Bancorporation, AmSouth Bank of
                                                       Alabama, and Temple-Inland, Inc. (a)(b)(c)                         1992

--------------------------------
(a)    also a member of the Executive Committee
(b)    also a member of the Finance and Investments Committee
(c)    also a member of the Compensation and Management Succession Committee
(d)    also a member of the Audit Committee
(e)    also a member of the Board Structure and Nominating Committee
(f)    also a member of the Strategic Issues Committee
(g)    also a director and current officer of each principal Company subsidiary
(h)    with the exception of the period 1958-1962
(i)    with the exception of the period November 1988 - February 1992

VOTE REQUIRED

     To approve the election of the nominees as directors, the affirmative vote of the holders of a majority of the shares issued, outstanding and entitled to vote is required.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES AS DIRECTORS AS SET FORTH IN THIS PROXY STATEMENT.

CERTAIN INFORMATION CONCERNING THE BOARD OF DIRECTORS AND ITS COMMITTEES

     To assist in carrying out its duties and responsibilities, the Board of Directors has an Executive Committee, a Finance and Investments Committee, an Audit Committee, a Compensation and Management Succession Committee, a Board Structure and Nominating Committee, and a Strategic Issues Committee, each composed of members of the Board. The members of each committee are identified by appropriate notes in the table on pages 8-10.

     The Executive Committee exercises the power of the Board of Directors, if necessary, between the meetings of the Board. The Company's Chairman is a standing member of the committee. This committee has broad authority to act on behalf of the Board of Directors whenever a meeting of the entire Board of Directors is not practical. The Executive Committee did not meet during 1994.

     The Finance and Investments Committee has responsibility for reviewing and acting upon financial and investment matters, including borrowing and lending transactions entered into by the Company and its subsidiaries. The Finance and Investments Committee met six times during 1994.

     The Audit Committee reviews internal controls, systems and procedures, accounting policies, and other significant aspects of the financial management of the Company, including the Company's internal audit functions. It also reviews with the Company's independent public accountants their audit procedures, management letters, and other significant aspects of the annual audit made by the independent public accountants. The Audit Committee met three times during 1994.

     The Compensation and Management Succession Committee has oversight and ultimate charge and control of the compensation paid officers and employees of the Company and its subsidiaries, whether by salary or under any other compensation plan, including the Company's Annual Incentive Plan and its Performance Share Plan. This committee is also vested with the responsibility of recommending to the Company's Board of Directors a successor to the Chief Executive Officer whenever the need to name such a successor may arise. The Compensation and Management Succession Committee met three times during 1994.

     The Board Structure and Nominating Committee is charged with the broad responsibility of reviewing and advising the Board of Directors on the functions and procedures of the Board and its committees, the compensation of the directors for service on the Board and its committees, and the selection and tenure of directors. No formal procedures whereby individual stockholders can submit recommendations of persons to be considered for nomination as a director of the Company have been instituted. However, the committee would consider any such recommendations made to it in writing on a timely basis. The Board Structure and Nominating Committee met two times during 1994.

     The Strategic Issues Committee is responsible for examining critical issues facing the insurance industry as well as reviewing the Company's future opportunities. The Strategic Issues Committee did not meet during 1994.

     Each of the committees reports its actions taken to the Board of Directors.

     The Board of Directors met seven times during 1994. During 1994, no director attended fewer than 75% of the total number of meetings of the Board and the committees of which he was a member.

DIRECTOR'S FEES

     Mr. Nabers does not receive director's fees.   Other directors receive an
annual director's fee of $20,000, and $1,000 (increased from $800 in March 1995) for each Executive Committee, Finance and Investments Committee, Audit Committee, Compensation and Management Succession Committee, Board Structure and Nominating Committee, or Strategic Issues Committee meeting attended. For each board meeting attended, the directors who reside in Birmingham receive $1,000 and the directors who do not reside in Birmingham ("non-Birmingham directors") receive $1,800 and reimbursement of their travel expenses. Non-Birmingham directors receive an additional fee of $500 for attendance at Audit Committee, Compensation and Management Succession Committee, Board Structure and Nominating Committee, or Strategic Issues Committee meetings when travel to Birmingham is for the special purpose of attending the meeting. The non-Birmingham directors are Messrs. Addison, Dahlberg, and Pattillo.

     In 1994, Mr. Rushton received $50,000 for his service as Chairman of the Board through May 1994. Mr. Rushton also received payment of earned performance share awards that were awarded to him during his tenure as Chief Executive Officer.

     The Company has established a Deferred Compensation Plan for Directors Who Are Not Employees of the Company (the "Plan") whereby eligible directors may voluntarily elect to defer to a specified date receipt of all or any portion of their director's fees. Director's fees so deferred are credited to the directors in cash or Company stock equivalents or a combination thereof. The cash portion earns interest at approximately the Company's short-term borrowing rate. The stock equivalent portion is credited with dividends in the form of additional stock equivalents. Deferred director's fees will be distributed in stock or cash as specified by the directors in accordance with the Plan unless distribution is accelerated under certain provisions, including upon a change in control of the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation and Management Succession Committee ("Committee") are Messrs. McMahon (Chairman), Woods, Dahlberg, Kuehn, and Sklenar. Messrs. McMahon, Woods, Dahlberg, Kuehn, and Sklenar are executive officers of McWane, Inc., AmSouth Bancorporation, The Southern Company, Sonat Inc., and Vulcan Materials Company, respectively.

     No member of the Committee was an officer or employee of the Company or any of its subsidiaries at any time during 1994. Also, no member of the Committee was formerly an officer of the Company or any of its subsidiaries.

     During 1994, McWane, Inc. and National Bank of Commerce of Birmingham, with which Committee member Mr. McMahon was affiliated, paid the Company's principal operating subsidiary, Protective Life Insurance Company or its affiliates ("Protective Life") premiums, fees, or investment product deposits for various types of insurance in the amounts of $106,023 and $75,585, respectively. Likewise, Sonat Inc., with which Committee member Mr. Kuehn was affiliated, and Vulcan Materials Company, with which Committee member Mr. Sklenar was affiliated, paid Protective Life premiums, fees, or investment product deposits for various types of insurance in the amounts of $440,000 and $4,222,189, respectively.

     Mr. Rushton, the Company's Chairman Emeritus (formerly, its Chairman of the Board), serves as a director of AmSouth Bancorporation. Mr. Woods, the Chairman of the Board and Chief Executive Officer of AmSouth Bancorporation, serves as a member of the Company's Committee. AmSouth Bancorporation and subsidiaries maintain a group life insurance program with Protective Life (which through reinsurance is shared with two other companies). AmSouth Bank of Alabama serves as Trustee for Protective Life's retired lives reserve program. In 1994, Protective Life and the Company paid $1,367,145 in credit and mortgage insurance and annuity commissions and $3,539,377 in interest, mortgage loan service fees, and other charges to AmSouth Bank of Alabama and other subsidiaries of AmSouth Bancorporation. Additionally, during 1994, AmSouth Bancorporation and certain of its subsidiaries paid Protective Life premiums, fees, or investment product deposits for various types of insurance in the amount of $6,553,930.

     Mr. Rushton also serves as a director of The Southern Company. Mr. Dahlberg, the Chairman of the Board, President and Chief Executive Officer of The Southern Company, serves on the Company's Committee, and Mr. Addison, formerly, the Chairman of the Board and Chief Executive Officer of The Southern Company, served on the Company's Committee through May 1994. During 1994, affiliates of The Southern Company paid Protective Life premiums, fees, or investment product deposits for various types of insurance in the amount of $192,596.

                             EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
                                                                                                        LONG-TERM
                                                                      ANNUAL COMPENSATION             COMPENSATION
                                                         -----------------------------------------------------------
                                                                                            OTHER       LONG-TERM          ALL
                                                                                           ANNUAL    INCENTIVE PLAN      OTHER
       NAME AND PRINCIPAL POSITION               YEAR     SALARY(1)(2)  BONUS(1)(2)(3)  COMPENSATION     PAYOUTS    COMPENSATION(5)
                                                                                                        (1)(3)(4)
                   (a)                            (b)          (c)            (d)            (e)           (h)            (i)
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
DRAYTON NABERS, JR.                              1994       $438,550       $400,500        $1,188       $605,979(6)     $4,500
  Chairman of the Board, President and           1993        398,583        365,700         2,238        520,122         6,746
  Chief Executive Officer                        1992        339,769        226,800         7,488         77,439         6,546
----------------------------------------------------------------------------------------------------------------------------------
JOHN D. JOHNS                                    1994        268,333        189,000           -0-         84,457(6)      4,500
  Executive Vice President and Chief             1993         60,001         75,020           -0-            -0-           -0-
  Financial Officer since October 1993
----------------------------------------------------------------------------------------------------------------------------------
R. STEPHEN BRIGGS                                1994        268,333        153,900         3,168        236,479(6)      4,500
  Executive Vice President                       1993        222,392        149,100         4,218        204,345         6,746
                                                 1992        185,250         71,900         9,468         40,262         6,546
----------------------------------------------------------------------------------------------------------------------------------
A. S. WILLIAMS III                               1994        252,500        153,000         2,970        255,482(6)      4,500
  Senior Vice President, Investments and         1993        227,008        137,800         4,020        217,077         6,746
  Treasurer                                      1992        208,333        126,000         9,270         39,022         6,546
----------------------------------------------------------------------------------------------------------------------------------
ORMOND L. BENTLEY                                1994        211,300        107,400         2,970        232,257(6)      4,500
  Senior Vice President, Group                   1993        200,217        115,800         3,886        193,257         6,746
                                                 1992        185,250         89,000         8,395         39,022         6,546
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------

FOOTNOTES:
(1) For further information, see the "Compensation and Management Succession Committee's Report on Executive Compensation".
(2) Includes amounts that the named executive officer may have voluntarily elected to contribute to the Company's 401(k) and Stock Ownership Plan.
(3) Includes amounts that the named executive officer may have voluntarily deferred under the Company's Deferred Compensation Plan for Officers.
(4) For further information, see the "Long-Term Incentive Plan--Awards In Last Fiscal Year" table.
(5)  Matching contributions to the Company's 401(k) and Stock Ownership Plan.
(6) 1994 long-term compensation is not yet determinable. The amount shown is the best estimate available as of the date of this Proxy Statement.

     The above table sets forth certain information for the year ended December 31, 1994 relating to the Chief Executive Officer and the four most highly compensated executive officers of the Company.

                             PERFORMANCE SHARE PLAN

              LONG-TERM INCENTIVE PLAN--AWARDS IN LAST FISCAL YEAR

----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
                                               PERFORMANCE OR                     ESTIMATED FUTURE PAYOUTS UNDER
                             NUMBER OF       OTHER PERIOD UNTIL              NON-STOCK PRICE-BASED PLANS (IN SHARES)
                         SHARES, UNITS OR      MATURATION OR      ----------------------------------------------------------
        NAME             OTHER RIGHTS (#)          PAYOUT             THRESHOLD             TARGET               MAXIMUM
         (a)                    (b)                 (c)                  (d)                 (e)                   (f)
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
Drayton Nabers, Jr.        6,650 shares      December 31, 1997         3,325                8,313                11,305
----------------------------------------------------------------------------------------------------------------------------
John D. Johns              2,770 shares      December 31, 1997         1,385                3,463                 4,709
----------------------------------------------------------------------------------------------------------------------------
R. Stephen Briggs          2,770 shares      December 31, 1997         1,385                3,463                 4,709
----------------------------------------------------------------------------------------------------------------------------
A. S. Williams III         2,110 shares      December 31, 1997         1,055                2,638                 3,587
----------------------------------------------------------------------------------------------------------------------------
Ormond L. Bentley          1,790 shares      December 31, 1997           895                2,238                 3,043
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------

     In 1994, the Compensation and Management Succession Committee of the Company's Board of Directors awarded performance shares, as indicated, to the above named executives, which are not payable, if at all, until the results of the comparison group of companies for the four-year period ending December 31, 1997 are known.

     With respect to 1994 awards awarded to the named executive officers, 125% of the award is earned if the Company's average return on average equity for the four-year period ranks at the top 25% of the comparison group. If the Company ranks at the top 10% of the comparison group, 170% of the award is earned. If the Company ranks at the median of the comparison group, 50% of the award is earned and if the Company's results are below the median of the comparison group, no portion of the award is earned. The Performance Share Plan provides for interpolation between thresholds to determine the exact percentage to be paid.

                                  PENSION PLAN

                               PENSION PLAN TABLE

------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------
                                                       YEARS OF SERVICE
REMUNERATION  ----------------------------------------------------------------------------------------------
                    15                   20                   25                   30                   35
------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------
 $  125,000     $  28,056            $  37,408            $  46,760            $  56,112           $  65,464
    150,000        34,056               45,408               56,760               68,112              79,464
    175,000*       40,056               53,408               66,760               80,112              93,464
    200,000*       46,056               61,408               76,760               92,112             107,464
    225,000*       52,056               69,408               86,760              104,112             121,464*
    250,000*       58,056               77,408               96,760              116,112             135,464*
    275,000*       64,056               85,408              106,760              128,112*            149,464*
    300,000*       70,056               93,408              116,760              140,112*            163,464*
    400,000*       94,056              125,408*             156,760*             188,112*            219,464*
    500,000*      118,056              157,408*             196,760*             236,112*            275,464*
    600,000*      142,056*             189,408*             236,760*             284,112*            331,464*
    700,000*      166,056*             221,408*             276,760*             332,112*            387,464*
    800,000*      190,056*             253,408*             316,760*             380,112*            443,464*
    900,000*      214,056*             285,408*             356,760*             428,112*            499,464*
  1,000,000*      238,056*             317,408*             396,760*             476,112*            555,464*
------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------

_________________________
*Current pension law limits the maximum annual benefit payable at normal retirement age under a defined benefit plan to $120,000 for 1995 and is subject to increase in later years. In addition, in 1995, such a plan may not take into account annual compensation in excess of $150,000, which amount is similarly subject to increase in later years. The Company's Excess Benefit Plan ("Excess Benefit Plan"), adopted effective September 1, 1984, and amended and restated as of January 1, 1989, provides for payment, outside of the Protective Life Corporation Pension Plan ("Pension Plan"), of the difference between (1) the fully accrued benefits which would be due under the Pension Plan absent both of the aforesaid limitations and (2) the amount actually payable under the Pension Plan as so limited.

     The above table illustrates estimated gross annual benefits which would be payable for life in a straight life annuity commencing at normal retirement age under the Pension Plan and the Excess Benefit Plan for employees with average compensation (remuneration under the table above) and years of service. Benefits in the above table are not reduced by social security or other offset amounts.

     Compensation covered by the Pension Plan (for purposes of pension benefits) excludes commissions and performance share awards and generally corresponds to that shown under the heading "Annual Compensation" in the Summary Compensation Table. Compensation is calculated based on the average of the highest level of compensation paid during a period of 36 consecutive whole months. Only three Annual Incentive Plan bonuses (whether paid or deferred under a Deferred Compensation Plan maintained by the Company) may be included in obtaining the average compensation.

     The named executives and their estimated length of service as of December 31, 1994 are provided in the following table.

               --------------------------------------------------------
               --------------------------------------------------------
                           NAME                 YEARS OF SERVICE
               --------------------------------------------------------
               --------------------------------------------------------
                    Drayton Nabers, Jr.                16
                    John D. Johns                      1
                    R. Stephen Briggs                  23
                    A. S. Williams III                 30
                    Ormond L. Bentley                  29
               --------------------------------------------------------
               --------------------------------------------------------

                        SEVERANCE COMPENSATION AGREEMENTS

     The Company has entered into Severance Compensation Agreements with all executive officers and several other officers. These agreements provide for certain payments upon termination of employment or reduction in duties or compensation following certain events constituting a "change in control". The agreements may be terminated or modified by the Board of Directors at any time prior to a change in control. The benefits granted upon termination of employment are (i) continuation (for up to twenty-four months) in the Company's hospital, medical, accident, disability, and life insurance plans as provided to the executive immediately prior to the date of his termination of employment and
(ii) a plan distribution. The distribution shall consist of (1) the payment in full of all pending performance share awards as if fully earned, using the higher of the market price or price of the Company's Common Stock in the transaction effecting the change in control, and (2) delivery of an annuity to equal increased benefits under the Pension Plan and the Excess Benefit Plan resulting from an additional three years of credited service (subject to the Pension Plan's maximum on crediting service).

     The maximum benefits are limited to two times the sum of the executive's most recent annualized base salary plus the last earned bonus under the Company's Annual Incentive Plan (not to exceed certain tax law limitations).
The Severance Compensation Agreements also provide that if the Performance Share Plan has terminated before the time of payment of benefits, the amount of benefits under the Severance Compensation Agreements would be reduced by any payment to the executive due to the termination of the Performance Share Plan.

               COMPENSATION AND MANAGEMENT SUCCESSION COMMITTEE'S
                        REPORT ON EXECUTIVE COMPENSATION

     The Compensation and Management Succession Committee ("Committee") has oversight and ultimate control of the compensation paid to the Chief Executive Officer and other officers and employees of the Company and its subsidiaries, whether by salary or under other compensation plans, including the Company's Annual Incentive Plan and its Performance Share Plan. This Report on Executive Compensation ("Report") was prepared by the Committee.

     There were three primary types of compensation paid to executive officers of the Company in 1994: (i) salary, (ii) Annual Incentive Plan bonuses, and
(iii) long-term incentive Performance Share Plan awards which are further described below. A significant portion of the Chief Executive Officer's total compensation is incentive compensation. As reflected in the Summary Compensation Table, for 1994, 69% of the Chief Executive Officer's total compensation was incentive compensation.

SALARY

     The Company utilizes a nationally recognized salary administration methodology whereby each position, including that of Chief Executive Officer, has assigned points based upon several factors including level of responsibility. The number of points translates into a salary range which is reviewed by the Company's compensation consultants and compared to similar positions in other insurance companies of comparable size measured by total assets and/or revenues. Some of the companies in the peer group index listed on page 21 are included in the comparison group. Similar salary survey data for life insurance companies from at least one other nationally recognized compensation consulting source is reviewed to confirm the Chief Executive Officer's salary range. Individual competence, length of time within a position, and comparisons to salaries for similar positions in other companies (adjusted for size) guide determination of where an individual employee's salary falls within the position's salary range. Company performance may also be a factor in determining the amount of any base salary increase for the Chief Executive Officer. No specific weights are given to any of the factors considered by the Committee. Based upon such an analysis, which was prepared for the Committee's review, the Committee established the Chief Executive Officer's 1994 base salary at $445,000.

     The Committee's compensation strategy for executive officers has generally been to pay salaries at or below the median which, when supplemented by an Annual Incentive Plan award, will produce total cash compensation approximately at the seventy-fifth percentile for Company performance at the seventy-fifth percentile to that of a comparison group of companies. Growth in earnings per share and return on average equity are the two principal measures of Company performance employed by the Committee.

ANNUAL INCENTIVE PLAN

     In 1973, the Company adopted an annual cash bonus plan, which in 1990 was amended and renamed the Annual Incentive Plan ("AIP"). The AIP was established for the purpose of rewarding, retaining, and providing incentive for outstanding performance for those employees who contribute most to the operating progress of the Company. The AIP is administered by the Committee. Employees are selected and individual bonuses are allotted to them by the Company's executive officers with the approval of the Chief Executive Officer. The Committee sets the total amount of bonuses payable for each year and reviews the methodology used to determine individual bonuses. The Committee specifically reviews and approves each annual bonus paid to the executive officers, including the Chief Executive Officer. Currently, there are 125 employees in the AIP, including the Chief Executive Officer. Each employee is assigned a target bonus percentage which ranges from 4% to 45% of salary. The Chief Executive Officer's target bonus percentage is 45%. Bonus payments, when made, may range from 33% to 200% of the target. The Committee is authorized to determine the exact percentage of AIP bonuses earned and may direct that no AIP bonuses be paid.

     The AIP provides that the Committee may credit annually to an incentive reserve for each fiscal year an incentive provision which may not be more than 5% of the Company's pretax income for that year. In 1994, $3,000,000, or 2.8% of the Company's 1994 pretax income, was credited to the incentive reserve. In any year the Committee may pay any part or all of the incentive reserve as awards. Any part of the incentive reserve which is not paid in any year may remain in the incentive reserve and be carried forward to the next year. The Committee has authority to determine to what extent a nonrecurring gain or loss may be included in the amount of pretax income in the administration of this plan. No adjustment was made to 1994 pretax income.

     An individual's AIP bonus is based upon Company performance and, in addition, may also be based upon divisional and/or individual performance criteria specifically related to the officer's responsibilities which are consistent with overall Company objectives. The Chief Executive Officer's AIP bonus is based solely on the Company's achieved earnings per share according to a range fixed for the year at the Committee's March meeting. For the other named executive officers, 40% to 100% of their respective AIP bonuses are based upon Company performance.

     Under the terms fixed by the Committee, Mr. Nabers would earn a target AIP bonus of 45% of 1994 base salary if the Company's 1994 operating earnings per share were $4.05 representing approximately a 16% operating return on average equity. A maximum bonus, 200% of target or 90% of Mr. Nabers' 1994 base salary would be paid if the Company's operating earnings were $4.47 representing approximately a 17.5% operating return on average equity. The Company's 1994 operating earnings per share of $4.76 per share representing approximately a 18.7% operating return on average equity resulted in Mr. Nabers earning a maximum AIP bonus of 90% of his 1994 base salary, or $400,500. The total payout to all employees under the AIP for 1994 was $3,088,800, which is 2.9% of the Company's pretax earnings.

     The Committee believes that its administration of the AIP relates bonuses paid to the Chief Executive Officer to Company performance.

PERFORMANCE SHARE PLAN

     The Performance Share Plan was initially adopted in 1973 by stockholders to motivate officers and key employees, including the Chief Executive Officer, to focus on the Company's long-range earnings performance, to reward them based on long-range results, and to provide a process by which officers and key employees may increase stockholdings in the Company. Under the Performance Share Plan, officers and key employees of the Company and its subsidiaries, who are determined by the Committee to have a substantial opportunity to influence the long-term growth in profitability of the Company, are eligible to participate in the Performance Share Plan. Those selected by the Committee are awarded performance shares on an annual basis, each of which has a potential value equal to the market value of one share of Company Common Stock at the date payment may be earned. If an award is earned, unless deferment is elected under the Deferred Compensation Plan for Officers, the employee receives payment (in cash approximately equal to the income tax liability on the award and the balance in Common Stock) of all or part of the award four years after the award date, based on the award conditions determined by the Committee at the time of the award. With respect to 1994 awards, the number of performance shares awarded was determined by multiplying the employee's award percentage times base salary plus target AIP bonus, divided by the average share price of the Company's Common Stock. Each employee is assigned an award percentage which ranges from 20% to 50%, to provide long-term compensation which is competitive to that offered by insurance companies of comparable size. The Chief Executive Officer's 1994 award percentage is 50%. For 1994, a total of 31,070 shares were awarded to 23 participants. For further information, see the "Long-Term Incentive Plan-- Awards in Last Fiscal Year" table on page 14 and the accompanying text for a description of how 1994 awards may be earned.

     Under the Performance Share Plan, the criterion for payment of performance share awards is made in accordance with the Company's average return on average equity for an award period compared with that of a comparison group of publicly held life insurance companies, multiline insurers and insurance holding companies during the award period. The comparison group of companies is generally comprised of the Company and the 40 largest publicly held stock life and multiline insurance companies as listed in the NATIONAL UNDERWRITER,

"INSURANCE STOCK RESULTS", each having net worth in excess of $100 million, ranked according to net worth, excluding downstream affiliates of any companies in the comparison group (see page 21). If the Company's four-year results are below the median of the comparison group no portion of the award is earned. The Committee believes the operation of the Performance Share Plan relates long-term incentive compensation to the Company's long-term performance.

     The Company's average return on average equity for the award period ending in 1992 was above the median of the comparison group and, accordingly, a partial payment of the award was made. For 1992, Mr. Nabers received $77,439 in shares of Company Common Stock and cash, representing 45% of his four-year 1989 performance share award. Mr. Nabers had previously received 47% of his 1989 performance share award in 1991. For 1993, Mr. Nabers received $520,122 in shares of Company Common Stock and cash, representing 91.6% of his 1990 performance share award for 1993 results placing the Company in the top 16% of the comparison group.

     Results for the award period ending in 1994 will not be known until the 1994 results for the individual companies included in the comparison group are available. Based upon information available as of the date of this Proxy Statement, it is anticipated that the Company's 1994 results will place the Company in the top 14% of the comparison group which will entitle Mr. Nabers to receive approximately $605,979 in shares of Company Common Stock and cash, representing 93% of his 1991 performance share award.

$1 MILLION LIMIT ON EXECUTIVE COMPENSATION

     Section 162(m) of the Internal Revenue Code of 1986, as amended, states that publicly held corporations may not take tax deductions for amounts greater than $1 million that are paid annually to executives whose pay must be disclosed separately in the Company's Proxy Statement, unless such compensation is "qualified performance-based compensation". To date, after giving effect to deferred compensation arrangements, none of the named executives in this Report has received compensation which exceeds such a $1 million annual limit. The Company's Annual Incentive Plan and Performance Share Plan previously have been approved by stockholders and the Company's executive compensation procedures meet many, though not all, of the requirements necessary to meet the criteria for "qualified performance-based compensation". Under a transition rule for plans that have been previously approved by stockholders, the Company may deduct any annual compensation in excess of $1 million until 1997, provided certain procedural actions are taken by the Committee. The Committee is presently studying what possible revisions to the Company's executive compensation plans, and the administration thereof, that might be required in order to be able to deduct any covered compensation in excess of $1 million after 1997.


                                                  COMPENSATION AND MANAGEMENT
                                                      SUCCESSION COMMITTEE



                                                John J. McMahon, Jr., Chairman
                                            A. W. Dahlberg         John W. Woods
                                            Herbert A. Sklenar   Ronald L. Kuehn

                             PERFORMANCE COMPARISON

     The following graph compares total returns on the Company's Common Stock over the last five fiscal years to the Standard & Poor's 500 Stock Index ("S&P 500") and to a peer comparison group ("Peer Group"). Total return values were calculated based on cumulative total return values assuming reinvestment of dividends. The shareholder return shown in the graph below is not necessarily indicative of future performance.

               COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN(1)
          AMONG PROTECTIVE LIFE CORPORATION, S&P 500, AND PEER GROUP(2)












                                     [GRAPH]










--------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------
                                                                  1989      1990      1991      1992     1993      1994
                                                              ------------------------------------------------------------
                                                              ------------------------------------------------------------
 PROTECTIVE LIFE CORPORATION  __________   / /  __________        $100      $108      $144      $239     $354      $401
                                                              ------------------------------------------------------------
 S&P 500                      ..........    -   ..........         100        97       126       136      150       152
                                                              ------------------------------------------------------------
 PEER GROUP                   ----------TRIANGLE----------         100        83       115       141      155       150
--------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------

Footnotes:
(1) Assumes $100 invested on December 31, 1989 in Protective Life Corporation, S&P 500, and Peer Group Common Stocks including reinvestment of dividends.
(2)  Fiscal Year ending December 31.

     The Peer Group index is generally comprised of the Company and the 40 largest publicly held stock life and multiline insurance companies as listed in the NATIONAL UNDERWRITER, "INSURANCE STOCK RESULTS", each having net worth in excess of $100 million, ranked according to net worth at January 1, 1994, excluding downstream affiliates of any companies in the comparison group. This group of companies is identical to those companies included in the Company's Performance Share Plan comparison group of companies. The index weights individual company returns for stock market capitalization. The companies included in the Peer Group index are:

        Aetna Life & Casualty Company          Kemper Corporation
        AFLAC, Inc.                            The Liberty Corporation
        Alfa Corporation                       Life Partners Group, Inc.
        American General Corporation           Lincoln National
        American Heritage Life                    Corporation
           Investment Corporation              National Western Life
        American Income Holding, Inc.             Insurance Company
        American International Group,          The NWNL Companies, Inc.
           Inc.                                Old Republic International
        American National Insurance            Presidential Life
           Company                                Corporation
        Aon Corporation                        Protective Life Corporation
        CIGNA Corporation                      Provident Life & Accident
        CNA Financial Corporation                 Insurance Company of
        Conseco, Inc.                             America
        Delphi Financial Group, Inc.           Providian Corporation
        The Equitable Companies                Southwestern Life
           Incorporated                           Corporation
        Equitable of Iowa Companies            The Statesman Group, Inc.
        First Colony Corporation               Sun America, Inc.
        Home Beneficial Corporation            Torchmark Corporation
        Independent Insurance Group,           Unitrin Incorporated
           Inc.                                UNUM Corporation
        Jefferson-Pilot Corporation            USLICO Corporation
        John Alden Financial Corporation       USLIFE Corporation
        Kansas City Life Insurance             Washington National
           Company                                Corporation

     The composition of the Peer Group has changed from that used in the previous year's Proxy Statement. Transamerica Corporation was deleted because the NATIONAL UNDERWRITER lists it as a financial services company, and The Travelers Corporation was deleted because it was acquired by Primerica Corporation. American Income Holding, Inc. and Life Partners Group, Inc. were added to the Peer Group index because they are now among the 40 largest companies.

     As disclosed in the "Compensation and Management Succession Committee's Report on Executive Compensation", the Company's incentive compensation is predominantly based upon comparisons of the Company's return on average equity (rather than total return) to that of the Peer Group. The following table sets forth the return on average equity and average return on average equity for the Company and the median for the Peer Group. As described in the "Compensation and Management Succession Committee's Report on Executive Compensation", the Company's results directly affect incentive compensation.

----------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------
                         PROTECTIVE LIFE CORPORATION                            PEER GROUP MEDIAN(1)
               -------------------------------------------------------------------------------------------------
 YEAR               ROE(2)                AVERAGE ROE(3)                 ROE(2)                AVERAGE ROE(3)
----------------------------------------------------------------------------------------------------------------
 1994               20.1%                     17.3%                      10.5%(4)                   9.5%(4)
 1993               18.6                      15.6                       12.4                       9.7
 1992               15.5                      13.5                       12.1                      10.2
 1991               15.1                       9.8                       11.1                       9.8
 1990               13.0                       8.6                        9.1                      10.9

FOOTNOTES:
(1) The median is the middle value in a distribution, above and below which lie an equal number of values.
(2) Return on average equity for the year shown. For 1993 and 1994, average equity excludes net unrealized gains and losses on investments.
(3) Average return on average equity for the four-year award period ending with the year shown.
(4) The 1994 Peer Group Median is not yet determinable. The percentage shown is the best estimate available as of the date of this Proxy Statement.

                              CERTAIN TRANSACTIONS

    Director Woods is Chairman of the Board and Chief Executive Officer of AmSouth Bancorporation, a bank holding company which owns all of the stock of AmSouth Bank of Alabama. In addition to Mr. Woods, four of the directors of the Company, including Director Rushton, are also directors of such bank and four are directors of AmSouth Bancorporation. AmSouth Bancorporation and subsidiaries maintain a group life insurance program with Protective Life (which through reinsurance is shared with two other companies). AmSouth Bank of Alabama serves as Trustee for Protective Life's retired lives reserve program. In 1994, Protective Life and the Company paid $1,367,145 in credit and mortgage insurance and annuity commissions and $3,539,377 in interest, mortgage loan service fees, and other charges to AmSouth Bank of Alabama and other subsidiaries of AmSouth Bancorporation.

    In 1994, the Company received $65,568 from the National Bank of Commerce of Birmingham ("NBC"), in connection with the provision of a partial guaranty of mortgage loan participations previously sold to NBC, which has two directors in common with the Company.

    The Company is a 25% member of a limited liability company formed to acquire, for $7.0 million, an office building adjacent to the Company's home office from an affiliate of The Southern Company which will continue to lease portions of the building. During 1994, the limited liability company received $1,709,376 in lease payments from affiliates of The Southern Company. The Southern Company has three directors in common with the Company. Financing for the purchase of the office building in the amount of $7.3 million was provided to the limited liability company by Trust Company Bank which has two directors in common with the Company.

    During 1994, the following corporations with which one or more of the Company's directors were affiliated paid Protective Life premiums, fees, or investment product deposits for various types of insurance as follows:

    Alabama Power Company. . . . . . . . . . . . . . . . . .  $   707,864
    AmSouth Bancorporation and subsidiaries. . . . . . . . .    6,553,930
    Coca-Cola Bottling Company United, Inc.. . . . . . . . .      143,303

    McWane, Inc. and affiliates. . . . . . . . . . . . . . .  $   106,023
    National Bank of Commerce of Birmingham. . . . . . . . .       75,585
    Pattillo Construction Company, Inc.. . . . . . . . . . .       42,255
    Sonat Inc. and subsidiaries. . . . . . . . . . . . . . .      440,000
    The Southern Company and affiliates. . . . . . . . . . .      192,596
    Southern Research Institute. . . . . . . . . . . . . . .      111,658
    SunTrust Banks, Inc. and affiliates. . . . . . . . . . .    5,500,000
    Union Carbide Corporation. . . . . . . . . . . . . . . .    3,000,000
    Vulcan Materials Company . . . . . . . . . . . . . . . .    4,222,189

                                OTHER INFORMATION

INDEPENDENT PUBLIC ACCOUNTANTS

     The firm of Coopers & Lybrand L.L.P. was selected as the principal independent public accountants for the Company and its subsidiaries for 1994.
It is anticipated that Coopers & Lybrand L.L.P. will be selected again in 1995 as the Company's principal independent public accountants. This firm has served as independent public accountants for the Company and its predecessor since 1974. Representatives of Coopers & Lybrand L.L.P. are expected to attend the Annual Meeting of Stockholders and will have an opportunity to make a statement if they so desire and to respond to appropriate questions.

     In evaluating the selection of Coopers & Lybrand L.L.P. as principal independent public accountants for the Company and its subsidiaries, the Audit Committee of the Board of Directors has considered generally the non-audit professional services that Coopers & Lybrand L.L.P. will likely be asked to provide for the Company during 1995, and the effect which performing such services might have on audit independence. It has reviewed the non-audit services which were performed in 1994 and determined that they were consistent with Company policy.

ANNUAL REPORTS AVAILABLE

     A COPY OF THE COMPANY'S 1994 ANNUAL REPORT ON FORM 10-K TO THE SECURITIES AND EXCHANGE COMMISSION WILL BE FURNISHED WITHOUT CHARGE TO ANY STOCKHOLDER WHO REQUESTS SUCH REPORT IN WRITING FROM THE SECRETARY OF THE CORPORATION, PROTECTIVE LIFE CORPORATION, P. O. BOX 2606, BIRMINGHAM, ALABAMA 35202.

STOCKHOLDER PROPOSALS

     In order to be included in the proxy materials for the Company's 1996 Annual Meeting of Stockholders, any proposals of stockholders intended to be presented at the 1996 Annual Meeting of Stockholders must be received in written form by the Company's Secretary at the principal office of the Company at the address stated above on or before November 25, 1995.

                                PROTECTIVE [LOGO]
                           PROTECTIVE LIFE CORPORATION
                              Post Office Box 2606
                            Birmingham, Alabama 35202

                                      PROXY

     The undersigned hereby appoints Drayton Nabers, Jr., John D. Johns, and John K. Wright, and each of them, with power of substitution, as proxies to represent and vote on behalf of the undersigned, all shares of Common Stock of Protective Life Corporation which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at the principal office of the Company, 2801 Highway 280 South, Birmingham, Alabama 35223 on Monday, May 1, 1995 at 10:00 a.m., CDT, and at any adjournments thereof, hereby revoking all proxies heretofore given with respect to such shares, upon the following proposal more fully described in the notice of, and Proxy Statement dated March 24, 1995 for, said meeting (receipt whereof is hereby acknowledged).

                  THIS PROXY IS CONTINUED ON THE REVERSE SIDE.
              PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.

1.   ELECTION OF DIRECTORS

     / / FOR all nominees listed below (except as marked to the contrary below) / / WITHHOLD AUTHORITY to vote for all nominees listed below

     WILLIAM J. RUSHTON III    JOHN W. WOODS         WILLIAM J. CABANISS, JR.
     H. G. PATTILLO            DRAYTON NABERS, JR.   EDWARD L. ADDISON
     JOHN J. McMAHON, JR.      A. W. DAHLBERG        JOHN W. ROUSE, JR.
     ROBERT T. DAVID           RONALD L. KUEHN, JR.  HERBERT A. SKLENAR





     INSTRUCTION: TO WITHHOLD AUTHORITY to vote for any individual nominee, write that nominee's name here: ________________________________________________

2. UNLESS "AUTHORIZATION WITHHELD" IS MARKED BELOW, THE PERSONS NAMED ABOVE AS PROXIES ARE AUTHORIZED TO VOTE IN ACCORDANCE WITH THEIR OWN JUDGMENT UPON SUCH OTHER MATTER OR MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

     / /  AUTHORIZATION WITHHELD

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER SPECIFIED ABOVE BY THE UNDERSIGNED. IF NO DIRECTION IS MADE WITH RESPECT TO A PROPOSAL, THIS PROXY WILL BE VOTED "FOR" SUCH PROPOSAL.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

Dated __________________________________, 1995

______________________________________________
                   Signature

______________________________________________
                   Signature

Please sign exactly as your name appears hereon, date, and return promptly in the enclosed postage prepaid envelope.